Exhibit 99.1

News Release

Contact:

John P. Jordan

Vice President, Chief Financial Officer and Treasurer

800-343-4039

ALOT@investorrelations.com

AstroNova Reports Third-Quarter Fiscal 2017 Revenue of $23.3 Million; Diluted EPS of $0.15

Board of Directors Declares Regular Cash Dividend of $0.07 per Share

Quarterly Highlights:

•	Operating margin increased 40 bps and gross margin was up 30 bps, year-over-year

•	Strong revenue growth in Europe and Asia

•	New QL-800 and DDX100 products gaining market traction

WEST WARWICK, R.I., November 23, 2016 – AstroNova, Inc. (NASDAQ: ALOT), a global leader in data visualization technologies, today reported financial results for its fiscal 2017 third quarter ended October 29, 2016.

“AstroNova made excellent strategic progress this quarter, despite short-term challenges on the revenue front,” said Gregory A. Woods, President and Chief Executive Officer. “Our newest products continued to gain traction domestically and worldwide. We delivered another quarter of margin improvement, and we executed well on our long-term growth and profitability initiatives.”

Revenue for the third quarter was $23.3 million, compared with $24.8 million for the third quarter of fiscal 2016. Revenue in the Product Identification segment was $16.9 million, compared with $17.7 million for the prior-year period. Revenue in the Test & Measurement segment was $6.5 million, compared with $7.0 million in the comparable period of fiscal 2016. Domestic revenue was $16.7 million, compared with $17.9 million a year earlier, while international revenue was $6.6 million compared with $6.9 million in the prior-year period.

Net income for the third quarter of fiscal 2017 was $1.2 million, or $0.15 per diluted share, compared with $1.3 million, or $0.18 per diluted share, for the same period a year earlier.

600 East Greenwich Ave., West Warwick, RI 02893 o: +1.401.828.4000

Operating expenses for the fiscal 2017 third quarter were $7.8 million, compared with $8.3 million for the year-earlier period, primarily reflecting completion of the R&D efforts associated with the June 2015 acquisition of the RITEC aerospace product line.

Cash and marketable securities ended the third quarter at $25.4 million, compared with $20.4 million at year-end fiscal 2016 and $23.8 million at the end of the second quarter.

Recent Highlights

•	AstroNova introduced its second generation color label printer, the QL-800, at PACK EXPO International 2016 in Chicago. The printer is a totally new design representing the company’s biggest breakthrough since its introduction of the Kiaro! series. With technology that produces wide format vivid color labels at higher speed and higher resolution than previous printers, the next-generation QL-800 delivers the power and quality of a commercial printing press right from a desk or tabletop.

•	The company completed the worldwide launch of its EVX Chart Recording System, a data acquisition and printing system. Combining the power of the AstroNova TMX-R data acquisition system and the high-quality print capability of its Real-Chart NP, the EVX is one of the only systems on the market to offer integral data printing. It is designed to be an ideal solution for instant on-site verification for product testing and other immediate data visualization requirements in applications such as non-destructive testing, flight and missile testing, flight simulation and satellite telemetry.

Board Declares Quarterly Dividend

On November 21, 2016, the Board of Directors of AstroNova, Inc. declared a regular quarterly cash dividend of $0.07 per share. The dividend, which represents a cash dividend of $0.28 per share on an annualized basis, is payable on January 3, 2017, to shareholders of record on December 14, 2016.

Business Outlook

“We are optimistic about fiscal 2018 and the longer-term outlook for AstroNova,” Woods said. “The company closed the quarter with strong momentum operationally and financially. With our excellent pipeline of new products, an expanding international presence and a healthy balance sheet, we are well-positioned to deliver profitable growth and long-term shareholder value going forward. However, based on the results

600 East Greenwich Ave., West Warwick, RI 02893 O: +1.401.828.4000 F: +1.401.828.0000

through the first three quarters of the year, we are revising our full year guidance. We currently anticipate revenue for FY 2017 to be in the range of $93 to $98 million and earnings per diluted share to be in the range of $0.55 to $0.60 per share.”

Fiscal 2017 Third-Quarter Conference Call

AstroNova will conduct an investor conference call at 9:00 a.m. ET today. Investors can participate in the conference call by dialing 800-238-9007 (U.S. and Canada) or 719-457-1083 (International) with passcode 890269.

Please join the call at least five minutes prior to the start time. You can also hear a live webcast of the call by accessing the Investors section of the AstroNova website, www.astronovainc.com.

Following the live broadcast, an audio webcast replay of the call will be available at www.astronovainc.com. A telephone replay of the conference call will be available for seven days by dialing 888-203-1112 (U.S. and Canada) or 719-457-0820 (International) with passcode 6820609.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release contains the non-GAAP financial measures, Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Free Cash Flow, which the Company defines as net cash from operating activities less capital expenditures. The Company believes that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of changes in the Company’s core operating results, and also can help investors who wish to make comparisons between AstroNova and other companies on both a GAAP and a non-GAAP basis. AstroNova management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. These measures also are used by the Company’s management to assist with their financial and operating decision-making.

600 East Greenwich Ave., West Warwick, RI 02893 O: +1.401.828.4000 F: +1.401.828.0000

About AstroNova

AstroNova, Inc. (NASDAQ: ALOT), a global leader in data visualization technologies, designs, manufactures, distributes and services a broad range of products that acquire, store, analyze and present data in multiple formats. The Product Identification segment offers a variety of hardware and software products and associated consumables that allow customers to mark, track, and enhance the appearance of their products. Major brands include QuickLabel®, the industry leader in onsite digital color label printing. The Test and Measurement segment includes the T&M Product Group, which offers a suite of products and services that acquire, record and analyze electronic signal data from local and networked sensors. The Test and Measurement segment also includes a line of Aerospace Products such as printers, networking hardware and related accessories. These products are used in the aircraft flight deck to print flight plans, navigation information, and performance data and in the aircraft cabin to print maintenance data, receipts and passenger manifests. AstroNova is a member of the Russell Microcap® Index and the LD Micro Index (INDEXNYSEGIS: LDMICRO). Additional information is available by visiting www.astronovainc.com.

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning growth through acquisitions, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties, and factors include, but are not limited to, those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016 and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

600 East Greenwich Ave., West Warwick, RI 02893 O: +1.401.828.4000 F: +1.401.828.0000

ASTRONOVA, INC.

Consolidated Statements of Income

In Thousands Except for Per Share Data

(Unaudited)

	Three-Months Ended		Nine-Months Ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
Net Sales	$23,342	$24,753	$72,791	$70,897
Cost of Goods Sold	13,701	14,601	43,373	41,869
Gross Profit	9,641	10,152	29,418	29,028
	41.3%	41.0%	40.4%	40.9%
Operating Expenses:
Selling & Marketing	4,578	4,563	14,186	13,555
Research & Development	1,338	1,839	4,538	5,200
General & Administrative	1,891	1,891	5,566	5,132

	7,807	8,293	24,290	23,887
Operating Income	1,834	1,859	5,128	5,141
	7.9%	7.5%	7.0%	7.3%
Other Income (Expense), Net	(60)	333	(72)	587

Income Before Taxes	1,744	2,192	5,056	5,728
Income Tax Provision	623	873	1,595	2,031

Net Income	$1,151	$1,319	$3,461	$3,697

Net Income per Common Share - Basic	$0.15	$0.18	$0.47	$0.51

Net Income per Common Share - Diluted	$0.15	$0.18	$0.46	$0.50

Weighted Average Number of Common Shares - Basic	7,444	7,295	7,407	7,277
Weighted Average Number of Common Shares - Diluted	7,594	7,466	7,572	7,462
Dividends Declared Per Common Share	$0.07	$0.07	$0.21	$0.21

600 East Greenwich Ave., West Warwick, RI 02893 O: +1.401.828.4000 F: +1.401.828.0000

Selected Consolidated Balance Sheet Data

Amounts In Thousands

(Unaudited)

	As of October 31, 2016	As of January 31, 2016
Cash & Marketable Securities	$25,368	$20,419
Current Assets	$60,566	$54,514
Total Assets	$82,843	$77,963
Current Liabilities	$11,700	$9,548
Shareholders’ Equity	$70,002	$67,373

Reconciliation of Non-GAAP Measures

Amounts In Thousands

(Unaudited)

	Three-Months Ended		Nine-Months Ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
Reconciliation from net cash flow provided from operations to free cash flow:
Cash Provided from Operations	$2,952	$4,086	$7,335	$8,245
Less: Capital Expenditures	(520)	(882)	(897)	(2,173)

Free Cash Flow	$2,432	$3,204	$6,438	$6,072

Reconciliation from income before income taxes to Earnings Before Income Taxes, Depreciation and Amortization (EBITDA):
Income before Income Taxes	$1,774	$2,192	$5,056	$5,728
Depreciation and Amortization	574	521	1,829	1,467

EBITDA	$2,348	$2,713	$6,885	$7,195

600 East Greenwich Ave., West Warwick, RI 02893 O: +1.401.828.4000 F: +1.401.828.0000